UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 27, 2022

AIM IMMUNOTECH INC.

(Exact name of registrant as specified in its charter)

Delaware	001-27072	52-0845822
(state or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2117 SW Highway 484, Ocala FL	34473
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (352) 448-7797

AIM ImmunoTech Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AIM	NYSE American

Item 7.01. Regulation FD Disclosure.

On January 27, 2022 from 2:00 pm - 3:00 pm ET, Thomas K. Equels, our Chief Executive Officer, and Dr. David R. Strayer, our Chief Scientific & Medical Officer will be participating in a webinar conducted by Solve ME/CFS Initiative (Solve M.E.) related among other things to the clinical development plans for our Ampligen for the treatment of myalgic encephalomyelitis/chronic fatigue syndrome (ME/CFS) and Long COVID. Solve M.E. is a non-profit organization that serves as a catalyst for critical research into diagnostics, treatments, and cures for ME/CFS, Long Covid and other post-infection diseases.

We have posted a presentation “Ampligen: A General Overview and the Plan for ME/CFS & Long Covid” that will be discussed at the webinar to the “Events & Presentations” subsection of the “Investor Relations” tab on the Company’s website at https://AIMImmuno.com. That presentation is furnished herewith as Exhibit 99.1

The information in this item, including Exhibit 99.1, is “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, if and to the extent such subsequent filing specifically references the information herein as being incorporated by reference in such filing.

Cautionary Statement

This Current Report on Form 8-K, including Exhibit 99.1, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). Words such as “may,” “will,” “expect,” “plan,” “anticipate” and similar expressions (as well as other words or expressions referencing future events or circumstances) are intended to identify forward-looking statements. Many of these forward-looking statements involve a number of risks and uncertainties. Among other things, for those statements, we claim the protection of safe harbor for forward-looking statements contained in the PSLRA. Exhibit 99.1 relates to clinical development plans related to the use of our Ampligen for the treatment of myalgic encephalomyelitis/chronic fatigue syndrome (ME/CFS) and Long COVID. These developments are subject to change for a number of reasons. Ampligen is approved for commercial sale in the Argentine Republic for the treatment of severe Chronic Fatigue Syndrome, but commercial sales have not yet begun. In the U.S., the FDA issued a complete response letter (“CRL”) in 2013 to our New Drug Application and has requested additional trials and other information before it can proceed. We are working on a comprehensive follow through with the FDA. AIM. Responses to the CRL and a proposed confirmatory trial are being worked on now by our R&D team and consultants. The FDA authorized an open-label treatment protocol (“AMP-511”) in a study under which severely debilitated CFS patients have the opportunity to be on Ampligen to treat this very serious and chronic condition. The AMP-511 protocol is ongoing. In October 2020, we received Institutional Review Board approval for the expansion of the AMP-511 protocol to include patients previously diagnosed with SARS-CoV-2 following clearance of the virus, but who still demonstrate chronic fatigue-like symptoms (Long COVID). Significant additional testing and trials will be required to determine whether Ampligen will be effective in the treatment of Long COVID. In addition, results obtained in animal models do not necessarily predict results in humans. Human clinical trials will be necessary to prove whether Ampligen will be efficacious in humans. No assurance can be given as to whether current or planned clinical trials will be successful or yield favorable data and the trials are subject to many factors including lack of regulatory approval(s), lack of study drug, or a change in priorities at the institutions sponsoring other trials. In addition, initiation of planned clinical trials may not occur secondary to many factors including lack of regulatory approval(s) or lack of study drug. Even if these clinical trials are initiated, we cannot assure that the clinical studies will be successful or yield any useful data or require additional funding. No assurance can be given that future studies will not result in findings that are different from those reported in the studies referenced in the Exhibit 99.1. We do not undertake to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No. Description

99.1	January 27, 2022 presentation: “Ampligen: A General Overview and the Plan for ME/CFS & Long Covid”

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIM IMMUNOTECH INC.

January 27, 2022	By:	/s/ Thomas K. Equels
Thomas K. Equels, CEO